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                                                                    EXHIBIT 10.M
                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN

                                   ARTICLE 1.
                              PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Director Share Unit Plan is to advance the Company's growth and success, and to advance the interests of its shareholders, by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum effort for the long-term success of the Company's business, thereby aligning their interests more closely with the interests of shareholders.

Section 1.2. Duration. The Plan was originally effective on November 18, 1998. The Plan was most recently amended and restated effective October 1, 2001. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2001; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an election in effect prior to October 1, 2001.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death as provided in
Article 7.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Committee" means the Directors Committee of the Board; provided, however, that if the Directors Committee does not include two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, then the term "Committee" means such other committee appointed by the Board consisting of two or more "non-employee directors."

         (d) "Company" means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

         (e) "Exchange Act" means the Securities Exchange Act of 1934, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

         (f) "Fair Market Value" means with respect to a Share, except as otherwise provided herein, the closing sales price on the New York Stock Exchange on the date in question (or the immediately preceding trading day, if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Committee.




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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


         (g) "Outside Director" means a member of the Company's Board who is not an officer or employee of the Company or a subsidiary.

         (h) "Participant" means each Outside Director who has a Retirement Account under the Plan.

         (i) "Plan" means the arrangement described herein, as from time to time amended and in effect.

         (j) "Retirement Account" means the record keeping account maintained to record the interest of each Participant under the Plan. A Retirement Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf, and may consist of such subaccounts or balances as the Committee may determine to be necessary or appropriate.

         (k) "Share" means a share of the Company's common stock, $0.16 par value.

         (l) "Share Units" means the hypothetical Shares that are credited to the Participant's Retirement Account in accordance with Article 5.

         (m) "Total and Permanent Disability" means the Participant's inability to perform the material duties of a Board member as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Committee may require the Participant to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                           ARTICLE 3. ADMINISTRATION

Section 3.1. General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall assume the Committee's functions and each reference to the Committee herein shall be deemed to include the Board.

Section 3.2. Authority. In addition to the authority specifically provided herein, the Committee shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan's terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan's administration;



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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan's administration.

Section 3.3. Decision Binding. The Committee's determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan, and such determinations and decisions shall not be reviewable.

Section 3.4. Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by the members of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business.

Section 3.5. Indemnification. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

Section 3.6. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan to the contrary, the Company shall have no liability to make any payment unless such payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee shall administer the Plan so that transactions under the Plan will be exempt from or comply with
Section 16 of the Exchange Act, and shall have the right to restrict or rescind any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption or compliance to be met.

                                   ARTICLE 4.
                               RETIREMENT ACCOUNTS

Section 4.1. Establishment of Retirement Account. Each Outside Director shall have a Retirement Account established under this Plan on his behalf. A Participant's Retirement Account shall be credited with "Share Units" and otherwise subject to adjustment as follows:

         (a) Conversion of Accrued Benefits. For each Outside Director of the Company as of December 1, 1998, the Committee shall calculate the value of such Outside Director's accrued benefits under the Company's Director Retirement Plan as of September 30, 1998. Each such Outside Director's Retirement Account shall be credited with a number of Share Units equal to the result obtained by (i) dividing (A) the value of such Outside Director's accrued benefits under the Company's Director Retirement Plan as of September 30, 1998 by (B) the Fair Market Value of a Share as of the first trading day in December 1998 and (ii) rounding the quotient to two decimal places.
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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN



         (b) Annual Credit of Share Units. On the date of each regular meeting of the Board held in November, the Retirement Account of each Participant who is then an Outside Director shall be credited with a number of additional Share Units equal to the result obtained by (i) dividing (A) $25,000 by (B) the Fair Market Value of a Share as of the first trading day in the following December and (ii) rounding the quotient to two decimal places (the "Annual Credit").

Section 4.2. Interim Election. Any Outside Director whose election to the Board is first effective at any time other than the regular meeting of the Board held in November shall have credited to his or her Retirement Account a proportionate share of the Annual Credit at the time of effectiveness of his election. Such credit shall be based on the Fair Market Value of a Share as of the first trading day of the month following the month in which his election is effective.

Section 4.3. Dividends. Whenever the Company declares a dividend on its Shares, in cash or in property, at a time when Participants have Share Units credited to their Retirement Accounts, a dividend award shall be made to all such Participants as of the date of payment of the dividend. The dividend award for a Participant shall be determined by multiplying the Share Units credited to the Participant's Account as of the date the dividend is declared by the amount or Fair Market Value of the dividend paid or distributed on one Share. The dividend award shall be credited to the Participant's Retirement Account by converting such award into Share Units by (i) dividing the amount of the dividend award by the Fair Market Value of a Share on the date the dividend is paid, and (ii) rounding such quotient to two decimal places. Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on Shares in the form of a right or rights to purchase shares of capital stock of the Company or of any entity acquiring the Company, such dividend award shall not be credited to the Participant's Retirement Account, but each Share Unit credited to a Participant's Retirement Account at the time such dividend is paid, and each Share Unit thereafter credited to the Participant's Retirement Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then or previously attached to one Share.

                                   ARTICLE 5.
                        RULES WITH RESPECT TO SHARE UNITS

Section 5.1. Transactions Affecting Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Shares, the Committee may make appropriate equitable adjustments with respect to the Share Units credited to the Retirement Account of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Committee determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

Section 5.2. No Shareholder Rights With Respect to Share Units. Participants shall have no rights as a stockholder pertaining to Share Units credited to their Retirement Accounts.


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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


                                   ARTICLE 6.
                                     PAYMENT

Section 6.1. Distributions. A Participant's Retirement Account shall become payable after the earliest to occur of (i) the retirement date selected by the Participant, (ii) the Participant's death, (iii) the Participant's Total and Permanent Disability, or (iv) any other event whereby the Participant ceases to serve on the Board (the earliest such date, the "Payout Date").

Section 6.2. Election of Form of Distribution. A Participant, at the time he commences participation in the Plan, shall make a distribution election with respect to his Retirement Account in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe. The election shall specify whether distributions shall be made in a single lump sum or ten
(10) annual installments. A distribution election shall be effective only when it is received and approved by the Committee, and shall remain in effect until modified by the Participant. A Participant may from time to time modify his distribution election by filing a revised distribution election, properly completed and signed, with the Committee. However, a revised distribution election received by the Committee within twelve (12) months prior to the Payout Date will be null and void, and the most recent prior distribution election on file with the Committee will be given effect. If no valid election is in effect, distributions shall be made in ten (10) annual installments. Notwithstanding the foregoing, and regardless of any election in effect, if a Participant dies before receiving a distribution of his entire Retirement Account, any remaining balance of such account shall be paid in a single lump sum to the Participant's Beneficiary as soon as practicable after the Participant's death.

Section 6.3. Manner of Distribution. A Participant's Retirement Account shall be paid or begin to be paid in cash in the month of January that next follows the calendar year in which the Payout Date occurs, as follows:

         (a) If payment is to be made in a lump sum, the amount of the payment shall be determined by multiplying the Fair Market Value of a Share on the first trading day of such January (the "First Trading Day") by the number of Share Units credited to the Participant's Retirement Account as of the First Trading Day.

         (b) If payment is to be made in ten (10) annual installments, the amount of the first annual payment shall equal the value of 1/10th of the number of Share Units credited to the Participant's Retirement Account as of the First Trading Day. The value of such Share Units shall be determined by multiplying the Fair Market Value of a Share on the First Trading Day by the number of such Share Units. After the amount of the first installment has been determined, 1/10th of the Share Units credited to the Participant's Retirement Account shall be cancelled as of the First Trading Day. A second annual payment shall be made in January of the second calendar year that next follows the calendar year in which the Payout Date occurred, and shall be in an amount equal to the value of 1/9th of the number of Share Units credited to the Participant's Retirement Account as of the first trading day of such January. The value of such Share Units shall be determined by multiplying the Fair Market Value of a Share on the such trading day by the number of such Share Units. After the amount of the second installment has been determined, 1/9th of the Share Units credited to the Participant's Retirement Account on the first trading day


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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN



of the second year shall be cancelled as of such date. Each succeeding installment payment shall be determined in a similar manner, the tenth annual installment being an amount equal to the value of the total number of Share Units credited to the Participant's Retirement Account on the first trading day of the tenth calendar year after the year in which the Payout Date occurred.

                                   ARTICLE 7.
                                   BENEFICIARY

                  Each Participant may file a beneficiary designation on the form provided by the Committee. In the event of the Participant's death prior to receiving payment of his entire Retirement Account due hereunder, the balance remaining in such Retirement Account shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable after the Participant's death. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant's designated Beneficiary is not alive at the time payment is to be made, the Participant's estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant's spouse, if any, must consent to the Participant's designation of any primary beneficiary other than the spouse.

                                   ARTICLE 8.
                              TERMS AND CONDITIONS

Section 8.1. No Funding. No stock, cash or other property will be deliverable to a Participant or his or her Beneficiary in respect of the Participant's Retirement Account until the date or dates identified pursuant to Article 6 or
Article 7, and all Retirement Accounts shall be reflected in one or more unfunded accounts established for the Participant by the Company. Payment of the Company's obligation will be from general funds, and no special assets (stock, cash or otherwise) have been or will be set aside as security for this obligation, unless otherwise provided by the Committee.

Section 8.2. No Transfers. Except as permitted by Article 7, a Participant's rights to payments under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance by a Participant or his Beneficiary, or garnishment by a Participant's creditors or the creditors of his or her beneficiaries, whether by operation of law or otherwise, and any attempted sale, transfer, assignment, pledge, or encumbrance with respect to such payment shall be null and void, and shall be without legal effect and shall not be recognized by the Company.

Section 8.3. Unsecured Creditor. The right of a Participant or Beneficiary to receive payments under this Plan is that of a general, unsecured creditor of the Company, and the obligation of the



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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by this Plan are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

Section 8.4. Retention as Director. Nothing contained in the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of Company as a Director.

                                   ARTICLE 9.
                        TERMINATION AND AMENDMENT OF PLAN

Section 9.1. General. The Board may at any time amend or terminate the Plan; provided, however, that (a) the Board may not amend the Plan more than once every six months, other than amendments the Board deems necessary or advisable to assure the conformity of the Plan with any requirements of state and federal law or regulations now or hereafter in effect, and (b) except as provided in
Section 9.2, no amendment shall affect adversely any of the rights of any Outside Director, without such Outside Director's consent, under any election theretofore in effect under the Plan.

Section 9.2. Termination; Change of Control. Notwithstanding the foregoing, the Board may make the following amendments to the Plan without the consent of any individual with an interest herein:

         (a) In the event of the Plan's termination, the Board may provide that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Board.

         (b) The Board may amend the provisions of Article 11 prior to the effective date of a Change of Control.

                                  ARTICLE 10.
                                   WITHHOLDING

                  The Company shall have the right to deduct from all amounts deferred pursuant to this Plan and/or payments made under the Plan any foreign, Federal, state, or local income taxes required to be withheld with respect to such compensation.

                                  ARTICLE 11.
                                CHANGE OF CONTROL

Section 11.1. Acceleration of Payment. Anything in this Plan to the contrary notwithstanding, each Participant's Retirement Account shall be paid in cash in a lump sum within 30 days following the occurrence of a Change of Control. The amount of the cash payment shall be determined by multiplying the number of Share Units in the Retirement Account by the Fair Market Value of a Share as of the last trading day prior to the occurrence of Change of Control.


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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN



Section 11.2. Definition of a Change of Control. A "Change of Control" means any of the following events:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

                  (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                  (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities");

         provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

         (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or


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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN



         (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                                  ARTICLE 12.
                                     OFFSET

                  The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).

                                  ARTICLE 13.
                                   SUCCESSORS

                  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. This Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

                                  ARTICLE 14.
                               DISPUTE RESOLUTION

Section 14.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section
14.2 hereof.

Section 14.2. Arbitration.

         (a) Application. Notwithstanding anything to the contrary herein, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim, such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be


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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

         The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

         (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company complaint resolution procedure has been completed.

         (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

         (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

         (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of



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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN


evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.